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                               EXHIBIT NO. 99.13

                             SUBSCRIPTION AGREEMENT


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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this _________ day of ______________, 19__, between __________________________, a
Washington corporation ("Fund"), and SAFECO Life Insurance Company, a Washington corporation ("SAFECO Life"), which is a wholly-owned subsidiary of SAFECO Corporation.

                               R E C I T A L S :

WHEREAS, The Fund is a recently organized corporation formed to engage in the business of investing, reinvesting or trading securities, or in any other business activity incidental to the business of an investment management company, as such is defined in Section 4(3) of the Investment Company Act of 1940 ("1940 Act"), desires to raise $5,000,000 through the sale to SAFECO Insurance of 500,000 shares of its Common Stock, par value $.10 per share ("Common Stock"), at a price of $10 per share, and plans, subsequent to the sale of said shares under this Agreement, to register with the Securities and Exchange Commission ("Commission") an indefinite number of shares of its Common stock for offering and sale under the Securities Act of 1933 ("1933 Act").

WHEREAS, SAFECO Life is an affiliate of SAFECO Asset Management Company ("SAM") which has been selected by the Fund to serve as its investment adviser and is familiar with the advisory activities, management and experience of SAM, has received and reviewed the Registration Statement on Form N-1A that the Fund intends to file with the Commission with respect to the registration of an indefinite number of shares of its Common Stock and the registration of the Fund as an investment company under the 1940 Act, has had an opportunity to ask questions of, and receive answers from, the Fund and SAM with respect to the proposed activities of the Fund, and, upon the basis of the information available to it, is willing to acquire from the Fund 500,000 of its shares of Common Stock pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and warranties contained herein, the Fund and SAFECO Insurance agree as follows:

1.      STOCK PURCHASE.

        Subject to the terms and conditions of this Agreement, the Fund agrees to sell to SAFECO Life, and SAFECO Life agrees to purchase from the Fund, 500,000 shares of the Fund's Common Stock ("Shares") at a purchase price of $10 per share, for an aggregate consideration of $5,000,000.

        Upon the execution of this Agreement by the parties and at the request of the President of the Fund, SAFECO Life shall pay to the Fund $5,000,000 in coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts and the Fund shall deliver, or cause to be delivered, to SAFECO Life a stock certificate representing the Shares signed by duly authorized officers of the Fund and countersigned by the Fund's transfer agent. It is hereby agreed that the stock


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certificate shall bear a restrictive legend in substantially the form set forth in paragraph 2 of this Agreement.

2.      RESTRICTIONS UPON TRANSFER OF SHARES.

        The Shares have not been registered by the Fund under the 1933 Act but are being offered and will be sold to SAFECO Life pursuant to an exemption from the registration requirements of that Act for transactions which do not involve a public offering. The Fund does not plan, and is under no obligation to provide for, any registration of the Shares in the future. SAFECO Life hereby covenants that it will not sell, pledge, hypothecate or otherwise transfer any of the Shares, or any interest therein, whether or not for consideration, unless it has previously notified the Fund of the proposed transfer and delivered to the Fund in legal opinion, in form and substance satisfactory to the Fund and its counsel, that such transfer is not in violation of the 1933 Act and applicable state securities laws. Furthermore, the parties hereby agree, that in view of the restrictions upon transfer, that the stock certificate representing the Shares shall bear a restrictive legend that is in substantially the following form:

        "The securities represented by the stock certificate have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the corporation of a favorable opinion of its counsel to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws."

3.      WARRANTIES AND REPRESENTATIONS OF FUND.

        The Fund hereby represents and warrants as follows:

        (a) The Fund has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Washington and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement.

        (b) The execution, delivery and performance by the Fund of this Agreement have been duly authorized by all necessary corporate action on the part of the Fund.

        (c) The issuance and sale of the Shares pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Fund and the Shares have been duly issued and shall, upon receipt of the purchase price specified in paragraph 1 above, by fully paid and non-assessable and shall constitute valid and legal binding obligations of the Fund entitled to the benefits granted to the Fund's shareholders under its Articles of Incorporation and Bylaws.

        (d) Neither the issuance nor sale of the Shares, nor the consummation of any of the transactions contemplated by this Agreement, will conflict with,


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result in a breach of, or constitute a default under, the terms of the Articles of Incorporation or Bylaws of the Fund, or any indenture, mortgage agreement, instrument or undertaking to which the Fund is a party or is bound, or any other or regulation applicable to the Fund of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Fund.

        (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the issuance and sale of the Shares or the consummation of the Transactions contemplated by this Agreement.

4.      WARRANTIES AND REPRESENTATIONS OF SAFECO INSURANCE.

SAFECO Life hereby represents and warrants as follows:

        (a) SAFECO Life has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Washington with full power and authority to own its property and conduct its business and to perform its obligations under this Agreement.

        (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of SAFECO Life.

        (c) Neither the execution, delivery, nor performance of this Agreement, nor the acquisition of the Shares, will conflict with, result in a breach of, or constitute a default under the terms of the Articles of Incorporation or Bylaws of SAFECO Life or any indenture, mortgage agreement, instrument or undertaking to which SAFECO is a party or bound, or any order or regulation applicable to SAFECO Life of any court, regulatory body, administrative agency, or governmental body having jurisdiction over SAFECO Life.

        (d) No consent, approval, authorization or order of any court or governmental agency or body is required by SAFECO Life for the acquisition of the Shares pursuant to this Agreement, except such as has been obtained from the Insurance Commissioner of the State of Washington.

        (e) SAFECO Life is acquiring the Shares for its own account, for investment purposes and not with a view to the subsequent offering, sale or distribution thereof and SAFECO Life is not participating, directly or indirectly, in any plan or scheme involving the resale or distribution of the Shares or any interest therein.

        (f) SAFECO Life has sufficient knowledge and experience in business matters so as to enable it to evaluate the merits and risks of acquiring the Shares from the Fund and has sufficient assets to bear the economic risk of losing part or all of its investment in the Fund.

        (g) SAFECO Life acknowledges that it has received and reviewed a copy of the Registration Statement on Form N-1A that the Fund intends to file with the Commission with respect to the registration of an indefinite number of shares of its Common Stock under the 1933 Act and the registration of the Fund as an investment company under the 1940 Act and that it has been afforded the


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opportunity to ask questions of, and receive answers from, the Fund or SAM with respect to the proposed operations of the Fund.

        5.     TRANSFER AGENT INSTRUCTIONS.

        It is hereby acknowledged by the parties that the Fund's transfer agent will be instructed not to transfer the Shares to any third party unless it has received a copy of the legal opinion required by paragraph 2 above and written consent to such transfer from the Fund.

        6.     DIVIDEND RETENTION.

        SAFECO Life agrees to permit the Fund to hold all dividends accrued and payable to it until such time as the first dividends are paid by the Fund to any other shareholder.

        7.     MISCELLANEOUS.

        This Agreement embodies the entire agreement and understanding between the Fund and SAFECO Life with respect to the sale of the Shares and supersedes any prior written or oral agreement between the parties. This Agreement shall


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be governed by and construed in accordance with the laws of the State of
Washington.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.


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                                            By
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                                                  L.D. McClean
                                                  President

                                            SAFECO LIFE INSURANCE COMPANY

                                            By
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                                                  R.H. Eigsti
                                                  Senior Vice President


STATE OF WASHINGTON  )
                               )  ss.
COUNTY OF K I N G    )


        On this day personally appeared before me L.D. McClean, to me known to be the President of _____________________________, the corporation that executed the foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument, and that the seal affixed (if any) is the corporate seal of said corporation.

        WITNESS MY HAND AND OFFICIAL SEAL HERETO AFFIXED this ________ day of ____________, 1995.


                                         ---------------------------------------
                                         Notary Public in and for the State of
                                         Washington, residing at ____________.


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